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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-139365 and 333-135474) and Form S-8 (Nos. 333-143366, 333-38858 and 333-67297) of AXT, Inc. of our reports dated March 13, 2008 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ Burr, Pilger & Mayer LLP

San Jose, California
March 13, 2008

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  Exhibit 23.1